Exhibit 99.2

Transformative acquisition establishes Publicis Groupe as the clear leader in the digital age Publicis acquires Sapient

Forward-Looking Statements This communication contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Sapient, Publicis, the proposed transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Sapient and Publicis as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to obtain the tender of a majority of the outstanding shares of Sapient common stock and regulatory approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transaction; risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and changes in client communication requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising and marketing industries; ability to hire and retain key personnel; ability to successfully integrate the companies’ businesses; the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including clients, employees and competitors; ability to attract new clients and retain existing clients in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their clients; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the parties’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls, among others. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Sapient’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC and those described in Publicis’ annual reports, registration documents and other documents filed from time to time with the French financial market regulator (Autorité des Marchés Financiers or “AMF”). Except as required under applicable law, the parties do not assume any obligation to update these forward-looking statements. 1

Additional Information and Where to Find It The tender offer for the outstanding shares of Sapient Corporation (Sapient) referenced in this presentation has not yet commenced. This is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Publicis Groupe S.A. (“Publicis”) and 1926 Merger Sub Inc. (“Merger Sub”) will file with the Securities and Exchange Commission (“SEC”). At the time the tender offer is commenced, Publicis and Merger Sub will file tender offer materials on Schedule TO, and thereafter Sapient will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION / RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF SAPIENT COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF SAPIENT COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation / Recommendation Statement, will be made available to all holders of shares of Sapient common stock at no expense to them. The tender offer materials and the Solicitation / Recommendation Statement will be made available at no charge on the SEC’s website at www.sec.gov. 2

What are the market opportunities created by the transaction? Agenda How does the transaction accelerate Publicis’ strategy? What are the key transaction terms? Who is Sapient? 3

A leap in the transformation of Publicis: over 50% of revenues from digital 3 years ahead of plan Publicis acquires Sapient Leader at the convergence of communication, commerce, marketing and technology Combination accelerates revenue and earnings growth and unlocks significant synergies Unmatched technology capabilities Strengthened leadership Significantly enlarged talent pool 4

A compelling strategic and financial rationale for Publicis Sapient, a “crown jewel” in the areas of marketing, omnichannel commerce and consulting . Acquisition in line with Publicis’ vision . A cutting-edge company with a long heritage of innovation and leadership . A unique value proposition combining marketing, commerce, consulting and technology . Broad range of capabilities, strong pool of talent and extensive technology know-how A leap forward in the Group’s digital transformation . The creation of Publicis•Sapient, the leader in digital transformation for clients . Publicis reaches goal 3 years ahead of schedule: over 50% of revenues from digital . Acceleration of development of global distributed delivery model enhances Publicis’ digital strategy . New revenue growth streams Significant opportunities to create additional value . The combination creates a leader at the convergence of marketing, commerce, consulting and technology . Strong business and cultural fit . Run-rate cost synergies estimated at over EUR 50 m per year . Substantial crossfertilization opportunities between the two organizations leading to new revenue opportunities A positive impact on Publicis’ growth and financial profile . Accretive impact on Publicis’ growth profile and headline EPS . Digital strategy acceleration and synergies creating significant value for Publicis’ shareholders . Optimized capital structure enabling Publicis to generate more attractive shareholder returns . Expect to maintain BBB+/Baa2 rating 5

0.7 0.9 1.0 1.5 1.8 2.2 2.7 3.9 2007 2008 2009 2010 2011 2012 2013 2014 LTM PF Publicis’ vision to build a unique value proposition at the convergence of communication, marketing, commerce and technology Major milestones in our journey . The “foundation” . Strong digital and interactive offering . Strong consulting heritage . Unique positioning in healthcare sector . Strong presence in interactive services, SEO and SEM . Cutting-edge e-commerce . Launch of VivaKi . “Audience on demand” Publicis’ digital revenue (EUR bn) ’07-’14 LTM PF CAGR: 30.2% . “Crown jewel” in the areas of marketing, omni-channel commerce and consulting Dec 2006 May 2011 Aug 2009 Jun 2008 November 2014 . Wide suite of digital media services . Proprietary IP offering Sep 2012 6

A leap forward in the Group’s digital transformation Share of digital in Publicis’ total revenues Publicis Groupe digital revenues will account for more than 50%, 3 years ahead of 2018 plan 32.9% 38.4% 40.6% > 50% 2012 2013 H1 2014 2015e 7

Sapient Snapshot 8

1,021 1,121 1,259 1,356 2011 2012 2013 LTM Revenue (USD m) .A trusted advisor and partner to global Fortune 2000 companies .Operates at the convergence of marketing, commerce, consulting and technology .Expertise for today’s increasingly connected environment: social, mobile, analytics and cloud .Global presence with offices in 37 cities across 15 countries in the Americas, Europe and Asia Pacific .Highly differentiated global delivery distributed model – c. 8,500 people based in India out of c. 13,000 total +9.8% +12.3% +14.1% Revenue mix1 By segment By geography By vertical Business description A compelling growth track record Notes 1 Based on the LTM figures as of 30/06/2014 % YoY growth 42% 31% 11% 9% 7% Consumer, Travel, Auto Financial Services Government, Health Energy TMT 63% 37% United States International 67% 28% 5% Nitro Global Markets Government Services Sapient: a crown jewel in the areas of marketing, omni-channel commerce and consulting 9

. Delivers transformational solutions for public sector organization with complex challenges . Leverages best practices in digital strategies, communications and outreach to offer program management, solution delivery, strategy, and communication and outreach . “A new breed of agency for an always on world” . Conceives, designs, develops, and delivers seamlessly integrated highly manageable multi-channel marketing and commerce experiences to engage consumers and drive sales . Integrates creative marketing concepts with technology tools and platforms to build unique brand experiences across digital and e-commerce space . Significant technology expertise . Provides business and technology services that transform how capital and commodity market participants, regulators and intermediaries do business . Consulting expertise . Strong business and technology business model . Well positioned to drive growth in other verticals . Sophisticated technologies LTM Revenues1: USD 72 m (5% of total) LTM Revenues1: USD 912 m (67% of total) LTM Revenues1: USD 372 m (28% of total) Three business units providing best-in-class service Notes 1 Based on the LTM figures as of 30/06/2014 10

An unmatched leadership and market positioning Strong Curr ent Offering Weak Strong Strategy Weak e-Commerce1 Mobile2 Digital marketing3 Market presence Full vendor participation Strong Curr ent Offering Weak Strong Strategy Weak Market presence Full vendor participation Challengers Completeness of vision Leaders Niche Players Visionaries Ability to execute Notes 1 Source: Forrester Wave™: Global Commerce Service Providers, Q1’12 2 Source: Forrester Wave™: US Digital Agencies Mobile Marketing Strategy and Execution, Q1’12 3 Source: Gartner Magic Quadrant: Digital Marketing Agencies Dec 2013 11

North America • 68% of total revenues • People: 3,154 Europe • 27% of total revenues • People: 1,013 APAC¹ • 4% of total revenues • People: 206 India¹ • People: 8,486 South America • 1% of total revenues • People: 76 Distribution of Sapient’s revenue and people Enriching Publicis Groupe’s talent pool Notes 1 India revenues included in APAC A global footprint 12

Proprietary advertising campaign tracking and measurement software application Provides content and advertising monetization capabilities and cloudbased architecture for managing complex digital signage and wayfinding networks Proprietary, scalable, omni-channel, marketing technology platforms Cloud-based platform suite enables marketers to better engage consumers across a range of digitally enhanced channels Relay Unified development and operational toolset that helps clients deliver consistent, superior experiences to mobile web and mobile applications users Seamless Mobile phone and tablet platform used across device operating systems to deliver in-store shopping and assisted sales experiences 13

Powerful technology partnerships across all disciplines Content Management Systems PIM Systems Recommendation Engines Email Service Providers Community Platforms E-commerce partnerships 14

A portfolio of blue-chip clients Illustrative clients 15

Strategic Rationale 16

The world is changing at an unprecedented pace Dramatic changes are going on . Empowered, always-on consumers . Millennials lead the change in behaviour: social, sharing, co-creating content . Anytime anywhere commerce . Convergence of physical environments and digital experiences . Changing consumers drive shift in IT spending . Blurring boundaries between marketing, communication and technology Clients need to anticipate and react . Media dollars shifting to new channels . Social, mobile and online key to future . Leverage on proliferation of data . Enhanced customization and real-time decision making needs . Multiple customer touch points . Interactivity is key . Enhanced ability for call-to-action 17

Disruption demands innovative solutions New age of consumption demands capabilities across the spectrum of convergence . Addressing clients needs today means being at the forefront of the convergence between Marketing, Consulting, Technology and Commerce – Need for seamless brand experiences that connect engagement through transaction – Systems that enable two way communications between individuals, brands and institutions – Increased demand for content and owned media – Shift to digital media – Multi-channel brand optimization – Increasing data analytics requirements – Increased cross-platform solutions needs Marketing Technology Consulting Commerce 18

Highly complementary and strong strategic fit Geography Clients Marketing / technology / omni-channel commerce Corporate culture . Sapient strengthens leading position in North America . Publicis enhances Sapient’s presence in Europe, LatAm and APAC . Publicis gains significant presence in India, securing technology and access to talent pool . Complementary clients – limited overlap . Sapient brings strong expertise in consulting and technology . Potential for cross-pollination . Need for achieving digital transformation . Strong commitment to digital / technology . Combined shared-service environment . Sapient enhances consulting capabilities . Shared client-centric approach . Common focus on innovation and collaboration . Enhanced ability to attract top talent Publicis•Sapient 19

Publicis•Sapient: a unique platform Publicis•Sapient Best in class digital platform . EUR 2.2 bn digital revenue franchise . c. 22,000 dedicated digital and technology professionals . Strong consulting capabilities . Best-in-class offerings across all disciplines – innovative consumer experiences and enterprise technology and consulting . Leadership in commerce . Creating emotional connection through immersive experiences – from engagement through to transaction . Digital fluency and extensive strategic technology partnerships with leading players in space . Led by Alan Herrick, Sapient CEO and 19-year veteran + Notes 1 As of June 2014 Publicis•Sapient 20

Transaction Highlights 21

Transaction summary Transaction . Publicis will acquire Sapient for USD 25.00 per share in an all cash offer . Offer price equivalent to EUR 2.9 bn equity value (fully diluted basis) – 14.1x LTM EBITDA after synergies . Unanimous support of Sapient Board of Directors Financing . The acquisition is expected to be fully financed by existing cash and financing commitments received by Publicis; no equity issuance . Optimization of capital structure . Expect to maintain BBB+ / Baa2 rating Process and Timing . Cash tender offer for all Sapient’s shares . Commitment to tender from two co-founders and CEO (c. 18% of shares) . Transaction is expected to close in Q1 2015 . Conditional to regulatory approvals; no financing condition Financial Impact . Improved growth profile . EUR 50 m p.a. of identified cost synergies . Significant revenue synergies potential . Accretive to Publicis headline EPS Note 1 Before synergies implementation costs 22

Overview of combined financials Notes 1 As of 30/06/2014 2 EBITDA and EBIT as per Publicis methodology (after stock-based compensation) 3 USD/EUR exchange rate of 1.2621 4 On a run-rate basis LTM financials (EUR m)1,2,3 Combined Without cost synergies With cost synergies Revenues 6,960 1,075 8,035 growth (%) +1.2% +14.1% +2.8% EBITDA¹ 1,197 137 1,334 1,384 margin (%) 17.2% 12.8% 16.6% 17.2% EBIT¹ 1,080 114 1,194 1,244 margin (%) 15.5% 10.6% 14.9% 15.5% Staff 62,248 12,857 75,105 4 23

Strong revenue growth potential Cross-pollination of clients . Enhanced support for Sapient clients – In geographies where Sapient has a limited presence, e.g., Latin America, APAC, Europe – Bringing media capabilities to Sapient’s clients – Sapient can access Publicis’ strong client base . More comprehensive service offering for Publicis’ clients – Publicis’ clients can access Sapient strong capabilities in consulting and technology – Full suite of digital services – Advantages of global delivery capabilities New market opportunities . Best positioned to capture an increasing share of attractive segments – E- and M-commerce: USD 1 trillion – IT: USD 900 billion – New story-telling and content: USD 500 billion – 2 billion new consumers A new market leader in Communication, Marketing, Commerce and Technology 24

Combination accelerates revenue and earnings growth 2010A – 2013A revenue CAGR 2010A – 2013A EBITDA CAGR1 Enhances Publicis’ growth profile while strengthening its digital capabilities 8.7% 15.2% Notes 1 For Sapient, as per filings – excludes stock-based compensation 8.3% 24.0% 25

Identified cost synergies Digital production integration Real Estate . Leveraging Sapient Globally Distributed Delivery model . International office consolidation Cost synergy components Run-rate synergy overview EUR 50 m cost synergies annually Digital Production Integration 40% G&A 25% Procurement 20% Real Estate 15% G&A Procurement . Elimination of duplicate public company costs . Consolidation of shared services . Leverage scale and global systems . Communication, travel, software, insurance, etc 26

Balance sheet and capital allocation Balance Sheet Optimisation . Transaction financed with cash at hand and debt . Long-term financing expected to be in place at closing or shortly thereafter . Optimization of capital structure by increasing leverage while retaining a very strong balance sheet . Expect to maintain BBB+ / Baa2 rating Capital Allocation . Significant financial flexibility with ample liquidity post-closing . Confirmation of target to gradually increase payout ratio over the coming years to bring the Group into alignment with the industry average (around 42%) by 2018 Continued focus on shareholder value creation, solid balance sheet and financial flexibility 27

Key transaction terms summary Structure . Cash tender offer for all Sapient’s shares . US law permits Publicis to achieve immediate 100% ownership (at the same offer price) immediately following a successful offer . Commitment to tender from two co-founders and CEO (c. 18% of shares) . Break-up fee of USD 125 m Leadership . Alan Herrick to become CEO of Publicis•Sapient and will also serve on Publicis’ Directoire (+) . Jerry Greenberg, founder and Co-Chairman of Sapient, will join Publicis’ supervisory board . 30 top executives to enter into long-term employment agreements with Publicis Key closing conditions . Greater than 50% participation . Receipt of competition approvals and certain US foreign investment approvals . No financing condition – Committed financing in place with Citi 28

Expected next steps Regulatory approvals in the US and Germany Expected closing: Q1 2015 Minimum tender requirement 29

A leap in the transformation of Publicis: over 50% of revenues from digital 3 years ahead of plan Conclusion Leader at the convergence of communication, commerce, marketing and technology Combination accelerates revenue and earnings growth and unlocks significant synergies Unmatched technology capabilities Strengthened leadership Significantly enlarged talent pool 30